AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           PAWNBROKERS EXCHANGE, INC.


     Pursuant to the Utah Revised Business Corporation Act, as amended, the Board of Directors of Pawnbrokers Exchange, Inc., as represented by the undersigned Chairman, hereby adopt and amend the following Articles of Incorporation for such corporation, specifically amending the number of authorized shares of the corporation:


                                    ARTICLE I

                                      NAME
                                      ----

     The name of the corporation is: PAWNBROKERS EXCHANGE, INC.


                                   ARTICLE II

                               CORPORATE PURPOSES
                               ------------------

     The purpose of the Corporation is to engage in the business of pawn brokering and any other lawful enterprise or activity for which corporations may be organized under the Utah Revised Business Corporation Act.


                                   ARTICLE III

                                 CAPITALIZATION
                                 --------------

     The aggregate number of shares the Corporation is authorized to issue shall be 50,000,000 shares. All such shares shall have no par value and shall be offered and sold at such price and on such terms as the directors of the Corporation may, in their sole discretion and consistent with applicable laws, deem appropriate. Each share shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of shareholders or otherwise requiring the approval of the Corporation's shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

                                   ARTICLE IV

                                    DIRECTOR
                                    --------

     The name and address of the initial director of the Corporation is as follows:

           Name                                        Address
           ----                                        -------

     Michael Vardakis                          47 East 400 South
                                               Salt Lake City, Utah  84111


                                    ARTICLE V

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

     The registered agent of the Corporation and the address of the registered office of the Corporation in the State of Utah shall be Scott O. Mercer, 2000 Beneficial Life Tower, 36 South State Street, Salt Lake City, Utah 84111. A consent to appointment signed on behalf of said registered agent is attached to these articles and filed herewith.


                                   ARTICLE VI

                                  INCORPORATOR
                                  ------------

     The name and address of the incorporator of the corporation is as follows:

     Scott O. Mercer                     Suite 2000, 36 South State Street,
                                         Salt Lake City, Utah  84111

                     STATEMENT REGARDING AMENDMENT ADOPTION
                     --------------------------------------

     The undersigned, being the sole director of the corporation, states that the corporation, by and through its Board of Directors, adopted the above amendment without shareholder approval pursuant to Utah Code Ann. ss. 16-10a-1002.

     IN WITNESS WHEREOF, the undersigned, being the sole director of the Corporation, executes these Amended and Restated Articles of Incorporation and certifies to the truth of the facts herein stated, this 14 day of August, 1997.



                                                /s/ MICHAEL VARDAKIS
                                                --------------------------
                                                MICHAEL VARDAKIS
                                                Director




     Appointment as registered agent for the above Corporation is hereby accepted:




                                                BY: /s/ Scott O. Mercer
                                                -----------------------
                                                Scott O. Mercer